UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

DE	001-40680	82-4844620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 235
Irvine, CA 92618
(Address of principal executive offices and Zip Code)

(714) 708-6950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 24, 2025 (the “Closing Date”), ML Holdco, Inc. (as successor to ML Holdco, LLC), a Delaware corporation (“Parent”), completed the previously announced acquisition of MeridianLink, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of August 11, 2025 (the “Merger Agreement”), by and among the Company, Parent and ML Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

The descriptions of the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger) in this Current Report on Form 8-K are only a summary, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2025, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on the Closing Date, the Company terminated all outstanding commitments, including commitments to issue letters of credit, under that certain Credit Agreement, dated as of November 10, 2021, by and among the Company, ML California Sub, Inc, the other lenders from time to time party thereto, each L/C issuer party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent and an L/C Issuer (as amended by that certain Conforming Changes Amendment to Credit Agreement, dated as of June 20, 2023, that certain Refinancing Amendment and First Amendment to Credit Agreement, dated as of May 15, 2024, and that certain Refinancing Amendment and Second Amendment to Credit Agreement, dated as of June 17, 2025, the “Credit Agreement”). In connection with the termination of the Credit Agreement, all obligations thereunder for principal, interest and fees were satisfied and paid off in full.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), (a) each share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”) (other than (i) shares of Company Common Stock (x) held in the treasury of the Company, or (y) that immediately prior to the Effective Time were owned by Parent or Merger Sub or any of their direct or indirect subsidiaries (collectively, the “Excluded Shares”), and (ii) shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by a holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) was automatically cancelled and converted into the right to receive an amount in cash equal to $20.00 (the “Merger Consideration”), without interest, (b) each Excluded Share was cancelled without payment of any consideration therefor and ceased to exist and (c) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time and had a per share exercise price that was less than the Merger Consideration (each an “In-the-Money Company Option”) was cancelled and, in exchange therefor, each such holder of any such In-the-Money Company Option had the right to receive, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash equal to (i) the aggregate number of shares of Company Common Stock underlying such In-the-Money Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the per share exercise price of such In-the-Money Company Option. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Company Option, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time and had a per share exercise price that was equal to or greater than the Merger Consideration was cancelled as of the Effective Time for no consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each outstanding restricted stock unit award with respect to Company Common Stock (each a “Company RSU”) that was vested as of immediately prior to the Effective Time or that vested in accordance with its terms as in effect as of the date of the Merger Agreement as a result of the consummation of the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”) (each, a “Vested Company RSU”), and which was outstanding as of immediately prior to the Effective Time, was cancelled and, in exchange therefor, each such holder of any such Vested Company RSU had the right to receive, without interest and subject to deduction for any required withholding under applicable tax law, an amount in cash equal to (i) the aggregate number of shares of Company Common Stock underlying such Vested Company RSU as of immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Company RSU that was unvested as of immediately prior to the Effective Time (each, an “Unvested Company RSU”), and which was outstanding as of immediately prior to the Effective Time, was cancelled and replaced with a right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to (i) the Merger Consideration, multiplied by (ii) the aggregate number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (such product, the “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries (including, following the Effective Time, the Surviving Corporation or its subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms. All Cash Replacement RSU Amounts have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged, except for terms rendered inoperative by reason of the consummation of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified The New York Stock Exchange (“NYSE”) of the consummation of the Merger and requested that the NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the shares of the Company’s Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Exchange Act.

Trading of the Company’s Common Stock on the NYSE was halted prior to the opening of trading on the Closing Date. Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically cancelled and converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Parent. In connection with the Merger, the aggregate purchase price paid for all outstanding Company Common Stock (except as described in Item 2.01 of this Current Report) was approximately $1.6 billion. The funds used to complete the Merger and the transactions contemplated thereby were provided by equity contributions from funds managed by Centerbridge Capital Partners IV L.P. ("Centerbridge") and its affiliates, as well as third-party debt financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

In connection with the Merger, as of the Effective Time, George Jaber, Edward H. McDermott, Reema Poddar, A.J. Rohde, Mark Sachleben, Nicolaas Vlok, Duston Williams and Yael Zheng each resigned from the board of directors of the Company (the “Company Board”) and from any and all committees thereof on which they served and ceased to be directors of the Company. At the Effective Time, in accordance with the terms of the Merger Agreement, (i) Benjamin Jaffe and Jared Hendricks (the directors of Merger Sub immediately prior to the Effective Time) became the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Corporation.

In addition, the Company’s Chief Executive Officer and President, pursuant to authority delegated to him on August 11, 2025 by the Company Board, approved transaction bonuses (each bonus, a “Transaction Bonus”) to certain employees of the Company, including Elias Olmeta, the Company’s Chief Financial Officer, which became payable on the Closing Date. The payment of each Transaction Bonus was subject to (i) the consummation of the Merger and (ii) the continued employment of the applicable recipient through the Closing Date. Mr. Olmeta received a Transaction Bonus in the amount of $750,000.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On October 24, 2025, the Company and Centerbridge issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*
Agreement and Plan of Merger, by and among Parent, Company and Merger Sub, dated August 11, 2025 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 11, 2025).

3.1	Amended and Restated Certificate of Incorporation of MeridianLink, Inc.

3.2	Amended and Restated By-Laws of MeridianLink, Inc.

99.1	Press Release, dated October 24, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*
All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MeridianLink, Inc.

By:	/s/ Elias Olmeta
Name: Elias Olmeta
Title: Chief Financial Officer

Dated: October 24, 2025